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Exhibit 5

                        GARY STEVEN FINDLEY & ASSOCIATES

Gary Steven Findley*            A PROFESSIONAL CORPORATION             Telephone
Thomas Q. Kwan                      ATTORNEYS AT LAW              (714) 630-7136
Laura Dean-Richardson                                                 Telecopier
Debra L. Barbin                  1470 NORTH HUNDLEY STREET        (714) 630-7910
    --------                     ANAHEIM, CALIFORNIA  92806       (714) 630-2279
*A Professional Corporation

                                   May 9, 2001

Alliance Bancshares California
100 Corporate Pointe
Culver City, California 90230

Re: Registration Statement on Form S-4

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale of up to 4,505,079 shares of your common stock, no par value (the "Bancshares common stock"). We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Bancshares common stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Bancshares common stock, the Bancshares common stock, will, upon the issuance and sale thereof be legally and validly issued and fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement.

                                                Respectfully submitted,

                                                GARY STEVEN FINDLEY & ASSOCIATES


                                            By: /s/ Gary Steven Findley

                                                Gary Steven Findley
                                                Attorney at Law